Exhibit 99.B(d)(5)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR THE
SEI INSTITUTIONAL MANAGED TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional Managed Trust between Acadian Asset Management LLC (the “Sub-Adviser”) and SEI Investments Management Corporation, a Delaware corporation (the “Adviser”), is made effective as of the 15 day of September 2015.

WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of July 13, 2006, as amended March 29, 2010, January 6, 2012 and June 30, 2015 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement with respect to (i) the manner in which the sub-adviser’s compensation is calculated by the Adviser and (ii) certain schedules to the Agreement.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.                                      Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.                                      Unless otherwise set forth herein, all provisions of the Agreement shall remain in effect.

3.                                      Paragraph 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund (except with respect to the Multi-Strategy Alternative Fund), under the Sub-Adviser’s management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Adviser’s management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

4.              Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ Mark T. Minichiello

Name:	Name:

William T. Lawrence	Mark T. Minichiello

Title:	Title:

Vice President	EVP COO

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Acadian Asset Management LLC

Dated July 13, 2006, as amended March 29, 2010, January 6, 2012, June 30, 2015 and September 15, 2015

SEI INSTITUTIONAL MANAGED TRUST

Global Managed Volatility Fund
Multi-Strategy Alternative Fund

Agreed and Accepted:

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ Mark T. Minichiello

Name:	Name:

William T. Lawrence	Mark T. Minichiello

Title:	Title:

Vice President	EVP COO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Acadian Asset Management LLC

Dated July 13, 2006, as amended March 29, 2010, January 6, 2012, June 30, 2015 and September 15, 2015

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Global Managed Volatility Fund

The fee schedule below will be applied to the average daily value of the Assets of the SEI Institutional Managed Trust Global Managed Volatility Fund and the average daily value of the Assets of any other international/global managed volatility equity SEI mutual fund or account (each an “International/Global Managed Volatility Equity Fund”), collectively the “International/Global Managed Volatility Equity Funds”) to which the Sub-Advisor may now or in the future provide investment advisory/sub-advisory services. Each International/Global Managed Volatility Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International/Global Managed Volatility Equity Funds managed by Sub-Advisor (as set forth below).

[REDACTED]

As of the effective date of this amendment the International/Global Managed Volatility Equity Funds are as follows:

•                  SEI Institutional Managed Trust Global Managed Volatility Fund;

•                  SEI Institutional Investments Trust Global Managed Volatility Fund

•                  SEI GMF The SEI Global Managed Volatility Fund;

•                  SEI GIF The SEI Global Select Equity Fund;

•                  SEI GAF The SEI Moderate Fund; and

•                  Global Managed Volatility Fund (SEI Canada)..

Multi-Strategy Alternative Fund

Multi-Strategy Alternative Fund                                                                                                                    [REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ Mark T. Minichiello

Name:	Name:

William T. Lawrence	Mark T. Minichiello

Title:	Title:

Vice President	EVP COO